Exhibit 99.2

U.S. Physical Therapy, Inc.
Reconciliation of Non-GAAP Financial Measures - Adjusted EBITDA (1)
Amounts in 000's
Quarter Ended March 31st

	Quarter Ended March 31st:
Continuing Operations	2009	2008

Net revenues	$48,169	$45,251

Net income attributable to U. S. Physical Therapy, Inc.	2,754	2,385

Adjustments:
Depreciation and amortization	1,472	1,484
Interest, net (income) / expense	85	124
Noncontrolling interests	1,839	1,672
Equity/stock option expense	414	339
Provision for income taxes	1,779	1,556

Adjusted EBITDA from operations including noncontrolling interests	8,343	7,560

Noncontrolling interests	(1,839)	(1,672)

Adjusted EBITDA	$6,504	$5,888

(1) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, and equity compensation expense.

U.S. Physical Therapy, Inc.
Reconciliation of Non-GAAP Financial Measures - Adjusted EBITDA (1)
Amounts in 000's
Trailing Twelve Months Ended March 31, 2009

	Trailing Twelve Months
	Ended March 31st:
Continuing Operations	2009	2008

Net revenues	$190,604	$162,317

Net income attributable to U. S. Physical Therapy, Inc.	10,373	9,294

Adjustments:
Depreciation and amortization	5,954	5,345
Interest, net (income) / expense	435	193
Noncontrolling interests	7,252	6,084
Equity/stock option expense	1,649	1,359
Provision for income taxes	6,728	5,852

Adjusted EBITDA from operations including noncontrolling interests	32,391	28,127

Noncontrolling interests	(7,252)	(6,084)

Adjusted EBITDA	$25,139	$22,043

(1) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, and equity compensation expense.